Exhibit 99.2

TeleTech Initiates a Cash Dividend and

Increases Share Repurchase Program Authorization

Denver, Colo., February 25, 2015 — TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement and growth solutions, announced today that its Board of Directors has approved the initiation of a regular semi-annual cash dividend and an increase in the share repurchase program.

An initial cash dividend of $0.18 per common share will be paid on March 16, 2015 to shareholders of record as of March 6, 2015. While the Board of Directors intends to authorize subsequent dividends on a semi-annual basis, such approvals will be based on the company’s performance, among other factors. The Board of Directors also authorized a $25 million increase in the share repurchase program, which has no expiration date. The pace of repurchase activity will depend on cash balances and needs of the business, cash flow from operations, market conditions, stock price and acquisition opportunities.

“We are pleased with the Board’s decision to adopt a dividend policy in conjunction with our existing stock repurchase program,” said Ken Tuchman, chairman and chief executive officer of TeleTech. “This decision reflects confidence in the outlook of our business and strength in our cash flow and balance sheet, while also aligning with shareholder interests to invest in growth initiatives, innovation and strategic acquisitions. We will continue to utilize our free cash flow and leverage our balance sheet to execute dividends and share repurchases, and invest in top-line growth via organic investments and acquisitions.”

TeleTech repurchased 414,245 shares of common stock during the fourth quarter 2014 for an estimated cost of $9.8 million. As of December 31, 2014, $11.8 million was authorized for future share repurchases.

ABOUT TELETECH

TeleTech is a leading global customer engagement company.  Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric  strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. Servicing over 80 countries, TeleTech’s 46,000 employees live by a set of customer focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience visit TeleTech.com.

Investor Contact	Media Contact
Paul Miller	Elizabeth Grice
303.397.8641	303.397.8507

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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